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                                                            EXHIBIT 23.4



                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-89899) of our report dated January 20, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Burlington Resources Inc., which is incorporated by reference in Burlington Resources Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas

November 12, 1999